EXHIBIT 21.1

SUBSIDIARIES AND OTHER INVESTMENTS OF THE COMPANY

The following table sets forth the name and state or other jurisdiction of incorporation of our subsidiaries as of December 31, 2019. Except as otherwise indicated, each subsidiary is owned, directly or indirectly, by us. Some subsidiaries have been dissolved or merged during the year.

Name	Jurisdiction of Incorporation
3D Canada Company	Canada
3D Holdings, LLC	Delaware
3D Systems S.A.	Switzerland
3D Systems, Inc.	California
3D European Holdings Ltd.	United Kingdom
3D Latam LLC	Delaware
3D Systems Asia-Pacific Pty Ltd	Australia
3D Systems Benelux B.V.	The Netherlands
3D Systems Corporation	Delaware
3D Systems Europe Ltd.	United Kingdom
3D Systems France SARL	France
3D Systems GmbH	Germany
3D Systems Hong Kong Co., Limited	Hong Kong
3D Systems India, Inc.	Delaware
3D Systems Italia S.r.l.	Italy
3D Systems Industria E Comercio LTDA	Brazil
3D Systems Japan K.K.	Japan
3D Systems Korea, Inc.	Korea
3D Systems Software GmbH	Germany
3D Systems Software srl	Italy
3D Systems, S.A. de C.V.	Mexico
AMT, Inc.	Delaware
Beijing Suntop Technology Co., Ltd.	China
botObjects Ltd	United Kingdom
Cimatron Ltd.	Israel
Cimatron (Beijing) Technologies Co. Ltd.	China
Cimatron Technologies India Pvt. Ltd.	India
Cimatron Technologies, Inc. (Canada)	Canada
Cimatron Technologies, Inc. (USA)	Michigan
Cimatron Gibbs LLC	California
Cimatron SARL	France
Gentle Giant Studios, Inc.	California
Geomagic (Shanghai) Software Co., Ltd.	Shanghai, China
Geomagic, Inc.	Delaware
Korea Cimatron Technologies	Korea
LayerWise NV	Belgium
LayerWise, Inc.	Delaware
Medical Modeling Inc.	Colorado
NextDent B.V.	The Netherlands

OptoForm LLC(a)	Delaware
Phenix Systems	France
Product Development Group LLC	Delaware
Quickparts.com, Inc.	Delaware
Rapidform, Inc.	California
Robtec Ltda	Uruguay
Shanghai Forever Technology & Development Co., Ltd.	China
Simbionix Ltd.	Israel
Simbionix USA Corporation	Ohio
Sint-Tech	France
Three D Sycode India Private Limited	India
Vertex-Dental B.V.	The Netherlands
Vertex-Dental Asia PTE Ltd	The Netherlands
Vertex-Global Holding B.V.	The Netherlands
Vertex International B.V.	The Netherlands
VIDAR Systems Corporation	Virginia
Wuxi Easyway Model Design & Manufacture Co, Ltd.	China
Wuxi Hengxinda Science and Technology Development Co., Ltd.(b)	China
Z Corporation	Massachusetts

(a) We directly or indirectly own 60% of the outstanding interests.